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                                                                   EXHIBIT 10.11


                            1996 STOCK INCENTIVE PLAN

    (AMENDED AND RESTATED EFFECTIVE AS OF FEBRUARY 17, 1999 UPON SHAREHOLDER
                  APPROVAL OF 575,000 SHARE RESERVE INCREASE)


                                    ARTICLE I
                                   DEFINITIONS

        1.01 DEFINITIONS. Capitalized terms used in the Plan and not otherwise defined shall have the meanings set forth below:

        (a) "AWARD" means an Incentive Award or a Non-employee Director's
Option.

        (b) "BOARD" means the Board of Directors of the Company.

        (c) "CODE" means the Internal Revenue Code of 1986, as amended from time to time. Where the context so requires, a reference to a particular Code section or regulation thereunder shall also be a reference to any successor provision of the Code to such section or regulation.

        (d) "COMMISSION" means the Securities and Exchange Commission.

        (e) "COMMITTEE" means the committee appointed by the Board to administer the Plan and, to the extent required to comply with Rule 16b-3 under the Exchange Act, consisting of two or more Board members, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act. In addition, if Incentive Awards are to be made to persons subject to Section 162(m) of the Code and such awards are intended to constitute Performance-Based Compensation, then each of the Committee's members shall also be an "outside director," as such term is defined in the regulations under Section 162(m) of the Code.

        (f) "COMMON STOCK" means the Class A Common Stock of the Company, $0.01 par value.

        (g) "DIVIDEND EQUIVALENT" means a right granted by the Company under
Section 3.07 to a holder of a Stock Option, Stock Appreciation Right, or other Award denominated in shares of Common Stock to receive from the Company during the Applicable Dividend Period (as defined in Section 3.07) payments equivalent to the amount of dividends payable to holders of the number of shares of Common Stock underlying such Stock Option, Stock Appreciation Right, or other Award.

        (h) "ELIGIBLE PERSON" shall include officers or key employees, consultants, and advisors of the Company (as determined by the Committee) other than Non-employee Directors.

        (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended. Where the context so requires, a reference to a particular section of the Exchange Act or rule thereunder shall also refer to any successor provision to such section or rule.




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        (j) "FAIR MARKET VALUE" of a share of the Company's capital stock as of a particular date shall be: (i) if the stock is listed on an established stock exchange or exchanges (including, for this purpose, The Nasdaq National Market), the mean between the highest and lowest sale prices of the stock quoted for such date in the Transactions Index of each such exchange as averaged with such mean price as reported on any and all other exchanges, as published in The Wall Street Journal and determined by the Committee, or, if no sale price was quoted in any such Index for such date, then as of the next preceding date on which such a sale price was quoted; or (ii) if the stock is not then listed on an exchange, the average of the closing bid and asked prices per share for the stock in the over-the-counter market as quoted on the NASDAQ system on such date (in the case of (i) or (ii), subject to adjustment as and if necessary and appropriate to set an exercise price not less than 100% of the fair market value of the stock on the date an option is granted); or (iii) if the stock is not then listed on an exchange or quoted in the over-the-counter market, an amount determined in good faith by the Committee; provided, however, that when appropriate, the Committee in determining Fair Market Value of capital stock of the Company may take into account such other factors as it may deem appropriate under the circumstances. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Incentive Stock Options shall be determined in compliance with applicable provisions of the Code. The Fair Market Value of rights or property other than capital stock of the Company means the fair market value thereof as determined by the Committee on the basis of such factors as it may deem appropriate.

        (k) "INCENTIVE AWARD" means any Stock Option, Restricted Stock, Stock Appreciation Right or Dividend Equivalent granted or sold to an Eligible Person under the Plan, but not a Non-employee Director's Option.

        (l) "INCENTIVE STOCK OPTION" means a Stock Option that qualifies as an incentive stock option under Section 422 of the Code and the regulations thereunder.

        (m) "JUST CAUSE DISMISSAL" means a termination of a Recipient's employment for any of the following reasons: (i) the Recipient violates any reasonable rule or regulation of the Board or the Recipient's superiors or the Chief Executive Officer or President of the Company that results in damage to the Company or which the Recipient fails to correct within a reasonable time after written notice; (ii) any willful misconduct or gross negligence by the Recipient in the discharge of the responsibilities assigned to him or her; (iii) any willful failure to perform his or her job as required to meet Company objectives; (iv) any wrongful conduct of a Recipient which has an adverse impact on the Company or which constitutes a misappropriation of Company assets; (v) the Recipient's performing services for any other person or entity which competes with the Company while he or she is employed by the Company, without the written approval of the Chief Executive Officer or President of the Company; or (vi) any other conduct that the Board or Committee determines constitutes Just Cause for Dismissal, provided, however, that if a Recipient is party to an employment agreement with the Company providing for just cause dismissal (or some comparable notion) of Recipient from his or her employment with the Company, "Just Cause Dismissal" purposes of the Plan shall have the same meaning as ascribed thereto or to such comparable notion in such employment agreement.

        (n) "NON-EMPLOYEE DIRECTOR" means a director of the Company who qualifies as a "Non-Employee Director" under Rule 16b-3 under the Exchange Act.

        (o) "NON-EMPLOYEE DIRECTOR'S OPTION" means a Stock Option granted to a Non-employee Director pursuant to Article IV of the Plan.



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        (p) "NON-QUALIFIED STOCK OPTION" means a Stock Option that is not an
Incentive Stock Option.

        (q) "OPTION" or "STOCK OPTION" means a right to purchase Common Stock granted under the Plan, and can be an Incentive Stock Option or a Non-qualified Stock Option.

        (r) "PAYMENT EVENT" means the event or events giving rise to the right to payment of a Performance Award.

        (s) "PERFORMANCE AWARD" means an award granted under Section 3.03, payable in cash, Common Stock or a combination thereof, which vests and becomes payable over a period of time upon attainment of performance criteria established in connection with the grant of the award.

        (t) "PERFORMANCE-BASED COMPENSATION" means performance-based compensation as described in Section 162(m) of the Code and the regulations thereunder. If the amount of compensation a Recipient will receive under any Incentive Award is not based solely on an increase in the value of Common Stock after the date of grant or award, the Committee, in order to qualify an Incentive Award as performance-based compensation under Section 162(m) of the Code and the regulations thereunder, can condition the grant, award, vesting, or exercisability of such an award on the attainment of a preestablished, objective performance goal. For this purpose, a preestablished, objective performance goal may include one or more of the following performance criteria: (i) cash flow,
(ii) earnings per share (including earnings before interest, taxes, and amortization), (iii) return on equity, (iv) total stockholder return, (v) return on capital, (vi) return on assets or net assets, (vii) income or net income,
(viii) operating margin, (ix) return on operating revenue, and (x) any other similar performance criteria contemplated by the regulations under Section 162(m).

        (u) "PERMANENT DISABILITY" means that the Recipient becomes physically or mentally incapacitated or disabled so that he or she is unable to perform substantially the same services as he or she performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Recipient), and such incapacity or disability continues for a period of three consecutive months or six months in any 12-month period or such other period(s) as may be determined by the Committee with respect to any Option, provided that for purposes of determining the period during which an Incentive Stock Option may be exercised pursuant to Section 3.02(g)(ii) hereof, Permanent Disability shall mean "permanent and total disability" as defined in Section 22(e) of the Code.

        (v) "PURCHASE PRICE" means the purchase price (if any) to be paid by a Recipient for Restricted Stock as determined by the Committee (which price shall be at least equal to the minimum price required under applicable laws and regulations for the issuance of Common Stock which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met).

        (w) "RECIPIENT" means a recipient of an Award hereunder.

        (x) "RESTRICTED STOCK" means Common Stock that is the subject of an award made under Section 3.04 and which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in this Plan and in any statement evidencing the grant of such Award.



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        (y) "SECURITIES ACT" means the Securities Act of 1933, as amended.

        (z) "STOCK APPRECIATION RIGHT" or "SAR" means a right granted under
Section 3.05 to receive a payment that is measured with reference to the amount by which the Fair Market Value of a specified number of shares of Common Stock appreciates from a specified date, such as the date of grant of the SAR, to the date of exercise.

        (aa) "STOCK PAYMENT" means a payment in shares of the Company's Common Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to a Recipient.

                                   ARTICLE II
                                     GENERAL

        2.01 ADOPTION. The Plan has been adopted by the Board and approved by the shareholders of the Company and is effective immediately prior to the closing of the initial public offering of the Company's securities.

        2.02 PURPOSE. The purpose of the Plan is to promote the interests of the Company and its shareholders by using investment interests in the Company to attract and retain key personnel, to encourage and reward their contributions to the performance of the Company, and to align their interests with the interests of Company's shareholders.

        2.03 ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee, which, subject to the express provisions of the Plan, shall have the power to construe the Plan and any agreements or memoranda defining the rights and obligations of the Company and Recipients thereunder, to determine all questions arising thereunder, to adopt and amend such rules and regulations for the administration thereof as it may deem desirable, and otherwise to carry out the terms of the Plan and such agreements and confirming memoranda. The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted under the Plan shall be final. Any action taken by, or inaction of, the Committee relating to the Plan or Awards shall be within the absolute discretion of the Committee and shall be conclusive and binding upon all persons. No member of the Committee shall be liable for any such action or inaction except in circumstances involving bad faith of himself or herself. Subject only to compliance with the express provisions hereof, the Committee may act in its absolute discretion in matters related to the Plan or Awards, provided, however, that notwithstanding anything herein to the contrary, the Committee shall have no authority or discretion as to the selection of persons eligible to receive Non-employee Director's Options or the timing, exercise price, or number of shares covered by Non-employee Director's Options, which matters are specifically governed by the Plan. Any action of the Committee with respect to administration of the Plan shall be taken pursuant to a majority vote or unanimous written consent of its members. Subject to the requirements of
Section 1.01(e), the Board may from time to time increase or decrease the number of members of the Committee, remove from membership on the Committee all or any portion of its members, and appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise.

        2.04 PARTICIPATION. A person shall be eligible to receive grants of Incentive Awards under the Plan if, at the time of the Award's grant, he or she is an Eligible Person.



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        2.05 SHARES OF COMMON STOCK SUBJECT TO PLAN.

        (a) Plan Limit and Counting. The shares that may be issued upon exercise of or in the form of Awards under the Plan shall be authorized and unissued shares of Common Stock, previously issued shares of Common Stock reacquired by the Company, and unused Award shares pursuant to the final sentence of this
Section 2.05(a). The aggregate number of shares that may be issued pursuant to Awards under the Plan shall not exceed 1,800,000 shares of Common Stock, subject to adjustment in accordance with Article V. Shares of Common Stock subject to unexercised portions of any Award granted under the Plan that expire, terminate or are cancelled, and shares of Common Stock issued pursuant to an Award under the Plan that are reacquired by the Company pursuant to the terms of the Award under which such shares were issued, will again become available for the grant of further Awards under this Plan.

        (b) Annual Limit. Notwithstanding any other provision of this Plan, no Eligible Person shall be granted Incentive Awards with respect to more than 100,000 shares of Common Stock in any one calendar year; provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to Incentive Awards hereunder to qualify as Performance-Based Compensation. The limitation set forth in this Section 2.05(b) shall be subject to adjustment as provided in Article V, but only to the extent such adjustment would not affect the status of compensation attributable to Incentive Awards hereunder as Performance-Based Compensation.

        2.06 AWARDS SUBJECT TO PLAN.

        (a) Terms. Each Award shall be subject to the terms and conditions of the Plan and such other terms and conditions (whether or not applicable to any other award) established by the Committee as are not inconsistent with the purpose and provisions of the Plan including, without limitation, provisions to assist the Recipient in financing the purchase of Common Stock through the exercise of Stock Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Common Stock acquired under any Award in the event the Recipient elects to dispose of such shares, and provisions to comply with federal and state securities laws and federal and state income tax withholding requirements.

        (b) Award Documents. Each Award granted under the Plan shall be evidenced by an award agreement duly executed on behalf of the Company and by the Recipient or, in the Committee's discretion, a confirming memorandum issued by the Company to the Recipient, setting forth such terms and conditions applicable to the Award as the Committee may in its discretion determine. Such option agreements or confirming memoranda may but need not be identical and shall comply with and be subject to the terms and conditions of the Plan, a copy of which shall be provided to each Recipient and incorporated by reference into each option agreement or confirming memorandum. Any award agreement or confirming memorandum may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

        2.07 AMENDMENTS.

        (a) Amendment and Suspension of the Plan. The Board or the Committee may, insofar as permitted by applicable laws and regulations, from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, and the Plan as so revised or amended will govern all options thereunder, including those granted before such revision or amendment, except that no such amendment shall impair or diminish in any material respect any



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rights or impose additional material obligations under any Award theretofore granted under the Plan without the consent of the person to whom such Award was granted. Amendments shall be subject to approval by the Company's shareholders only to the extent required to comply with the express provisions of the Plan and applicable laws or regulations.

        (b) Amendment of Incentive Awards. Subject to the requirements set forth in the Plan for amendment of particular Incentive Awards, the Committee may, with the consent of a Recipient, make such modifications in the terms and conditions of an Incentive Award as it deems advisable. Without limiting the generality of the foregoing, the Committee may, in its discretion with the consent of the Recipient, at any time and from time to time after the grant of any Incentive Award accelerate or extend the vesting or exercise period of the Incentive Award in whole or part. Notwithstanding the above, upon obtaining prior approval by the Company's shareholders, the Committee may adjust or reduce the purchase or exercise price of Incentive Awards by cancellation of such Incentive Awards and granting of Incentive Awards at lower purchase or exercise prices or by modification, extension or renewal of such Incentive Awards.

        (c) Other Rights. Except as otherwise provided in this Plan or in the applicable award agreement or confirming memorandum, no amendment, suspension or termination of the Plan will, without the consent of the Recipient, alter, terminate, impair or adversely affect any right or obligation under any Award previously granted under the Plan.

        2.08 TERM OF PLAN. Awards may be granted under the Plan until the tenth anniversary of the effective date of the Plan, whereupon the Plan shall terminate. No Awards may be granted during any suspension of the Plan or after its termination for any reason. Notwithstanding the foregoing, each Award properly granted under the Plan shall remain in effect until such Award has been exercised or terminated in accordance with its terms and the terms of the Plan.

        2.09 RESTRICTIONS. All Awards granted under the Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to Awards granted under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government or regulatory body or authority, is necessary or desirable as a condition of, or in connection with, the granting of such an Award or the issuance, if any, or purchase of shares in connection therewith, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Unless the shares of stock covered by an Award granted under the Plan have been effectively registered under the Securities Act, the Company shall be under no obligation to issue such shares unless the Recipient shall give a written representation and undertaking to the Company satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring such shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of stock, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law or regulation, and that if shares of stock are issued without such registration, a legend to this effect may be endorsed upon the securities so issued, and the Company may order its transfer agent to stop transfers of such shares.

        2.10 NONASSIGNABILITY. No Award granted under the Plan shall be assignable or transferable except (a) by will or by the laws of descent and distribution, or (b) subject to the final sentence of this Section 2.10, upon dissolution of marriage pursuant to a qualified domestic


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relations order or, in the discretion of the Committee and under circumstances that would not adversely affect the interests of the Company, pursuant to a nominal transfer that does not result in a change in beneficial ownership. During the lifetime of a Recipient, an Award granted to him or her shall be exercisable only by the Recipient (or the Recipient's permitted transferee) or his or her guardian or legal representative. Notwithstanding the foregoing, (x) no Award owned by a Recipient subject to Section 16 of the Exchange Act may be assigned or transferred in any manner inconsistent with Rule 16b-3 as interpreted and administered by the Commission and its staff, and (y) Incentive Stock Options (or other Awards subject to transfer restrictions under the Code) may not be assigned or transferred in violation of Section 422(b)(5) of the Code or the Treasury Regulations thereunder, and nothing herein is intended to allow such assignment or transfer.

        2.11 WITHHOLDING TAXES. Whenever shares of stock are to be issued upon exercise of or in connection with an Award granted under the Plan or subsequently transferred, the Committee shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to issuance of such shares. The Committee may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company or by withholding a portion of the stock otherwise issuable in connection with an Award.

        2.12 RIGHTS OF ELIGIBLE PERSONS AND RECIPIENTS. Except as otherwise set forth herein, a Recipient or a permitted transferee of an Award shall have no rights as a shareholder with respect to any shares issuable or issued in connection with the Award until the date of the receipt by the Company of all amounts payable in connection with exercise of the Award and performance by the Recipient of all obligations thereunder. Status as an Eligible Person shall not be construed as a commitment that any Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally. Nothing contained in this Plan (or in award agreements or confirming memoranda or in any other documents related to this Plan or to Awards granted hereunder) shall confer upon any Eligible Person or Recipient any right to continue in the employ of the Company or any of its subsidiaries or affiliates or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company or any of its subsidiaries or affiliates to reduce such person's compensation or other benefits or to terminate the employment of such Eligible Person or Recipient, with or without cause. No person shall have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company or any of its subsidiaries or affiliates by reason of any Award granted hereunder. Neither this Plan (or any documents related hereto) nor any action taken pursuant hereto shall be construed to create a trust of any kind or a fiduciary relationship between the Company or any of its subsidiaries or affiliates and any person. To the extent that any person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

        2.13 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company, and the Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for employees, directors, or advisors of the Company, whether or not approved by shareholders.

        2.14 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Company.

        2.15 PARTICIPATION BY FOREIGN EMPLOYEES. Notwithstanding anything to the contrary herein, the Committee may, consistent with the purposes of the Plan, modify grants of


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Awards to confer the intended benefits of the Plan upon Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.

                                   ARTICLE III
                                     AWARDS

        3.01 GRANTS OF AWARDS. Subject to the express provisions of the Plan, the Committee may from time to time in its discretion select the Eligible Persons to whom, and the time or times at which, Incentive Awards shall be granted or sold, the nature of each Incentive Award, the number of shares of Common Stock or the number of rights that make up or underlie each Incentive Award, the period for the exercise of each Incentive Award, the performance criteria (which need not be identical) utilized to measure the value of Performance Awards, and such other terms and conditions applicable to each individual Incentive Award as the Committee shall determine. The Committee may grant at any time new Incentive Awards to an Eligible Person who has previously received Incentive Awards or other grants (including other stock options) whether such prior Incentive Awards or such other grants are still outstanding, have previously been exercised in whole or in part, or are cancelled in connection with the issuance of new Incentive Awards. The Committee may grant Incentive Awards singly or in combination or in tandem with other Incentive Awards as it determines in its discretion. The purchase price or initial value and any and all other terms and conditions of the Incentive Awards may be established by the Committee without regard to existing Incentive Awards or other grants. Further, the Committee may amend in a manner not inconsistent with the Plan the terms of any existing Incentive Award previously granted to such Eligible Person, provided that the consent of the Recipient shall be required for amendments that impair or diminish in any material respect any rights or impose additional material obligations under the Incentive Award to be amended. Notwithstanding the foregoing, however, members of the Committee shall not be eligible to receive Incentive Awards.

        3.02 STOCK OPTIONS.

        (a) Nature of Stock Options. Stock Options may be Incentive Stock Options or Non-qualified Stock Options; Stock Options granted as Incentive Stock Options that fail or cease to qualify as such shall be treated as Non-qualified Stock Options hereunder.

        (b) Setting the Exercise Price. The exercise price for each Option shall be determined by the Committee at the date such Option is granted. The exercise price may be less than the Fair Market Value of the Common Stock subject to the Option, provided that in no event shall the exercise price be less than the par value of the shares of Common Stock subject to the Option, and provided further that the exercise price of an Incentive Stock Option shall be not less than such amount as is necessary to enable such Option to be treated as an "incentive stock option" within the meaning of Section 422 of the Code. Upon obtaining prior approval by the Company's shareholders, the Committee, with the consent of the Recipient, and subject to compliance with statutory or administrative requirements applicable to Incentive Stock Options, may amend the terms of any Option (other than a Non-employee Director's Option) to provide that the exercise price of the shares remaining subject to the Option shall be reestablished at a price below the existing exercise price thereof or effect a reduction in exercise price by cancellation of an existing option and grant of a replacement option at an exercise price below the existing exercise price thereof. If the exercise price of an Option is reduced (or such Option is canceled for a new Option), and such Option is Performance-Based Compensation, the reduction of the Option's price (or the cancellation and grant of a new Option) shall be treated as the grant of a new Option and both the old and new Option shall be taken into account for


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purposes of applying the stock limit of Section 2.05(b). No modification of any other term or provision of any Option which is amended in accordance with the foregoing shall be required, although the Committee may, in its discretion, make such further modifications of any such Option (other than Non-employee Director's Options) as are not inconsistent with the Plan.

        (c) Payment of the Exercise Price. The exercise price shall be payable upon the exercise of an Option in legal tender of the United States or capital stock of the Company delivered in transfer to the Company by or on behalf of the person exercising the Option and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the Committee, or retained by the Company from the Stock otherwise issuable upon exercise or surrender of vested and/or exercisable Awards or other equity incentive awards previously granted to the Recipient and being exercised (if applicable) (in either case valued at Fair Market Value as of the exercise date); or such other consideration as the Committee may from time to time in the exercise of its discretion deem acceptable in any particular instance, provided, however, that the Committee may, in the exercise of its discretion, (i) allow exercise of an Option in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise, and/or (ii) allow the Company to loan the exercise price to the person entitled to exercise the Option, if the exercise will be followed by a prompt sale of some or all of the underlying shares and a portion of the sales proceeds is dedicated to full payment of the Exercise Price and amounts required pursuant to Section 2.11.

        (d) Option Period and Vesting. Options granted hereunder (other than Non-employee Director's Options) shall vest and may be exercised as determined by the Committee, except that exercise of such Options after termination of the Recipient's employment shall be subject to Section 3.02(g). Each Option granted hereunder (other than a Non-employee Director's Option) and all rights or obligations thereunder shall expire on such date as shall be determined by the Committee, but not later than ten years after the date the Option is granted, or five years after the date of grant in the case of a Recipient of an Incentive Stock Option who at the time of grant owns more than 10% of the combined voting power of the Company (after application of the constructive ownership rules of Section 424(d) of the Code), or any Parent or Subsidiary (as defined in Sections 424(e) and (f) of the Code, respectively), and shall be subject to earlier termination as herein provided.

        (e) Exercise of Options. Except as otherwise provided herein, an Option may become exercisable, in whole or in part, on the date or dates specified by the Committee (or, in the case of Non-employee Director's Options, the Plan) and thereafter shall remain exercisable until the expiration or earlier termination of the Option. No Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than 100 shares of stock (or such other amount as is set forth in the applicable option agreement or confirming memorandum) may be purchased at one time and Options must be exercised in multiples of 100 unless the number purchased upon exercise is the total number at the time available for purchase under the terms of the Option. An Option shall be deemed to be exercised when the Secretary or other designated official of the Company receives written notice of such exercise from the Recipient, together with payment of the exercise price and any amounts required under Section 2.11. Notwithstanding any other provision of the Plan, the Committee may impose, by rule and in option agreements or confirming memoranda, such conditions upon the exercise of Options (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including without limitation Rule 10b-5 or Rule 16b-3 (or any successor rule) under the Exchange Act and any applicable section of or regulation under the Code.



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        (f) Limitation on Exercise of Incentive Stock Options. The aggregate
Fair Market Value (determined as of the respective date or dates of grant) of the stock for which one or more Options granted to any Recipient under the Plan (or any other option plan of the Company or any of its subsidiaries or affiliates) may for the first time become exercisable as Incentive Stock Options under the federal tax laws during any one calendar year shall not exceed $100,000. Any Options granted as Incentive Stock Options pursuant to the Plan in excess of such limitation shall be treated as Non-qualified Stock Options.

        (g) Termination of Employment.

                (i) Termination for Cause. Except as otherwise provided in a written agreement between the Company and the Recipient, which may be entered into at any time before or after termination, in the event of a Just Cause Dismissal of a Recipient all of the Recipient's unexercised Options, whether or not vested, shall expire and become unexercisable as of the date of such Just Cause Dismissal.

                (ii) Termination other than Just Cause Dismissal. Subject to subsection (i) above and subsection (iii) below, and except as otherwise provided in a written agreement between the Company and the Recipient, or a confirming memorandum issued by the Company to the Recipient with the Recipient's consent, which may be entered into or delivered at any time before or after termination, in the event of a Recipient's termination of employment for:

                        (A) any reason other than Just Cause Dismissal, death, or Permanent Disability, the Recipient's unexercised Options, whether or not vested, shall expire and become unexercisable as of the earlier of (1) the date such Options would expire in accordance with their terms if the Recipient remained employed or (2) three calendar months after the date of termination in the case of Incentive Stock Options, or six months after the date of termination in the case of Non-qualified Stock Options.

                        (B) death or Permanent Disability, the Recipient's unexercised Options, whether or not vested, shall expire and become unexercisable as of the earlier of (1) the date such Options would expire in accordance with their terms if the Recipient remained employed or (2) 12 months after the date of termination.

                (iii) Alteration of Vesting and Exercise Periods. Notwithstanding anything to the contrary in subsections (i) or (ii) above, the Committee may in its discretion pursuant to Section 2.07(b) designate shorter or longer periods to exercise Options following a Recipient's termination of employment. Options shall be exercisable by a Recipient (or his successor in interest) following such Recipient's termination of employment only to the extent that installments thereof had become exercisable on or prior to the date of such termination unless the Company has a written agreement with the Recipient of the Option providing otherwise or the vesting period is extended pursuant to Section 2.07(b).

        3.03 PERFORMANCE AWARDS.

        (a) Grant of Performance Award. The Committee shall determine the performance criteria (which need not be identical and may be established on an individual or group basis) governing Performance Awards, the terms thereof, and the form and time of payment of Performance Awards.

        (b) Payment of Award; Limitation. Upon satisfaction of the conditions applicable to a Performance Award, payment will be made to the Recipient in cash or in shares of Common Stock valued at Fair Market Value or a combination of Common Stock and cash, as the Committee in its discretion may determine.

        (c) Annual Limit. Notwithstanding any other provision of this Plan, no Eligible Person shall be paid a Performance Award in excess of $250,000 in any one calendar year; provided, however, that this limitation shall not apply to the extent it is not required in order for the compensation attributable to the Performance Award hereunder to qualify as Performance-Based Compensation.

        (d) Expiration of Performance Award. If any Recipient's employment with the Company is terminated for any reason other than normal retirement, death, or Permanent Disability prior to the time a Performance Award or any portion thereof becomes payable, all of the Recipient's rights under the unpaid portion of the Performance Award shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment by reason of death, Permanent Disability or normal retirement, the Committee, in its discretion, may determine what portions, if any, of the Performance Award should be paid to the Recipient.

        3.04 RESTRICTED STOCK.

        (a) Award of Restricted Stock. The Committee shall determine the Purchase Price (if any) applicable to Restricted Stock, the terms of payment of the Purchase Price, the restrictions upon the Restricted Stock, and when such restrictions shall lapse.

        (b) Requirements of Restricted Stock. All shares of Restricted Stock granted or sold pursuant to the Plan will be subject to the following conditions:

                (i) No Transfer. The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;

                (ii) Certificates. The Committee may require that the certificates representing Restricted Stock granted or sold to a Recipient pursuant to the Plan remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire;

                (iii) Restrictive Legends. Each certificate representing Restricted Stock granted or sold to a Recipient pursuant to the Plan will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as the Committee in its discretion deems necessary or appropriate to enforce such restrictions; and

                (iv) Other Restrictions. The Committee may impose such other conditions on Restricted Stock as the Committee may deem advisable including, without limitation, restrictions under the Securities Act, under the Exchange Act, under the requirements of any stock exchange upon which such Restricted Stock or shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.

        (c) Lapse of Restrictions. The restrictions imposed upon Restricted Stock will lapse in accordance with such schedule or other conditions as are determined by the Committee.

        (d) Rights of Recipient. Subject to the provisions of Section 3.04(b) and any restrictions imposed upon the Restricted Stock, the Recipient will have all rights of a shareholder with respect to the Restricted Stock granted or sold to such Recipient under the Plan, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

        (e) Termination of Employment. Unless the Committee in its discretion determines otherwise, upon a Recipient's termination of employment for any reason, all of the Recipient's Restricted Stock remaining subject to restrictions imposed pursuant to the Plan on the date of such termination of employment shall be repurchased by the Company at the Purchase Price (if any) paid therefor by the Recipient.

        3.05 STOCK APPRECIATION RIGHTS.

        (a) Granting of Stock Appreciation Rights. The Committee may approve the grant to Eligible Persons of Stock Appreciation Rights, related or unrelated to Options, at any time.

        (b) SARs Related to Options.

                (i) A Stock Appreciation Right granted in connection with an Option granted under this Plan will entitle the holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 3.05(b)(iii). Such Option will, to the extent surrendered, then cease to be exercisable.

                (ii) A Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent that, the related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

                (iii) Upon the exercise of a Stock Appreciation Right related to an Option, the Holder will be entitled to receive payment of an amount determined by multiplying: (i) the difference obtained by subtracting the Exercise Price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (ii) the number of shares as to which such Stock Appreciation Right is exercised.

        (c) SARs Unrelated to Options. The Committee may grant Stock Appreciation Rights unrelated to Options to Eligible Persons. Section 3.05(b)(iii) shall be used to determine the amount payable at exercise under such Stock Appreciation Right, except that in lieu of the Option Exercise Price specified in the related Option the initial base amount specified in the Award shall be used.

        (d) Limits. Notwithstanding the foregoing, the Committee, in its discretion, may place a dollar limitation on the maximum amount that will be payable upon the exercise of a Stock Appreciation Right under the Plan.

        (e) Payments. Payment of the amount determined under the foregoing provisions may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, in cash or in a combination of cash and shares of Common Stock as the Committee deems advisable. The Committee has full discretion to determine the form in which payment of A Stock Appreciation Right will be made and to consent to or disapprove the election of a Recipient to receive cash in full or partial settlement of a Stock Appreciation Right. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

        (f) Rule 16b-3. The Committee may, at the time a Stock Appreciation Right is granted, impose such conditions on the exercise of the Stock Appreciation Right as may be required to satisfy the requirements of Rule 16b-3 under the Exchange Act (or any other comparable provisions in effect at the time or times in question).

        (g) Termination of Employment. Section 3.02(g) will govern the treatment of Stock Appreciation Rights upon the termination of a Recipient's employment with the Company.

        3.06 STOCK PAYMENTS. The Committee may approve Stock Payments of the Company's Common Stock to any Eligible Person for all or any portion of the compensation (other than base salary) or other payment that would otherwise become payable by the Company to the Eligible Person in cash.

        3.07 DIVIDEND EQUIVALENTS. The Committee may grant Dividend Equivalents to any Recipient who has received a Stock Option, SAR, or other Award denominated in shares of Common Stock. Such Dividend Equivalents shall be effective and shall entitle the recipients thereof to payments during the "APPLICABLE DIVIDEND PERIOD," which shall be (i) the period between the date the Dividend Equivalent is granted and the date the related Stock Option, SAR, or other Award is exercised, terminates, or is converted to Common Stock, or (ii) such other time as the Committee may specify in the written instrument evidencing the grant of the Dividend Equivalent. Dividend Equivalents may be paid in cash, Common Stock, or other Awards; the amount of Dividend Equivalents paid other than in cash shall be determined by the Committee by application of such formula as the Committee may deem appropriate to translate the cash value of dividends paid to the alternative form of payment of the Dividend Equivalent. Dividend Equivalents shall be computed as of each dividend record date and shall be payable to recipients thereof at such time as the Committee may determine. Notwithstanding the foregoing, if it is intended that an Incentive Award qualify as Performance-Based Compensation and the amount of the compensation the Eligible Person could receive under the award is based solely on an increase in value of the underlying stock after the date of grant or award (i.e., the grant, vesting, or exercisability of the award is not conditioned upon the attainment of a preestablished, objective performance goal described in Section 1.01(t)), then the payment of any Dividend Equivalents related to the award shall not be made contingent on the exercise of the award.

                                   ARTICLE IV
                         NON-EMPLOYEE DIRECTOR'S OPTIONS

        4.01 GRANTS OF ORIGINAL AND INITIAL OPTIONS.

        (a) Original Options. Persons serving as Non-employee Directors as of the closing of the initial public offering of the Company's securities shall, upon such closing, receive a one-time grant of an option to purchase up to 10,000 shares (or 15,000 shares if such person has served as a director of the Company for at least two years) of the Company's Common Stock at an exercise price per share equal to the price to the public in such initial public offering, subject to adjustment as set forth in Article V. Options granted under this Section 4.01(a) are "ORIGINAL OPTIONS" for purposes hereof.

        (b) Initial Options. Each Non-employee Director who joins the Board after the consummation of the initial public offering of the Company's securities shall, upon first becoming a Non-employee Director ("Eligible Director"), receive a one-time grant of an option to purchase up to 5,000 shares of the Company's Common Stock at an exercise price per share equal to the Fair Market Value of the Company's Common Stock on the date of grant, subject to (a) vesting as set forth in Section 4.03, and (b) adjustment as set forth in Article
V. Options granted under this Section 4.01(b) are "INITIAL OPTIONS" for purposes hereof.

        4.02 GRANTS OF ADDITIONAL OPTIONS. Immediately following the annual meeting of shareholders of the Company next following an Eligible Director's becoming an Eligible Director, and immediately following each subsequent annual meeting of shareholders of the Company, in each case if the Eligible Director has served as a director since his or her election or appointment and has been re-elected as a director at such annual meeting or is continuing as a director without being re-elected due to the classification of the board, such Eligible Director shall automatically receive an option to purchase up to 2,500 shares of the Company's Common Stock (an "ADDITIONAL OPTION"). In addition to the Additional Options described above, an individual who was previously an Eligible Director and received an initial grant of stock options under the Plan or pursuant to a prior option plan for the Company's directors, who then ceased to be a director for any reason, and who then again becomes an Eligible Director, shall upon again becoming an Eligible Director automatically receive an Additional Option. The exercise price per share for all Additional Options shall be equal to the fair market value of the Company's Common Stock on the date of grant, subject to (a) vesting as set forth in Section 4.03, and (b) adjustment as set forth in Article V. No individual may receive Additional Options to purchase more than an aggregate of 20,000 shares of the Company's Common Stock, less the number of additional options received under any other option plan for the Company's directors.

        4.03 VESTING. Original Options shall vest and become exercisable with respect to all underlying shares upon grant. Initial Options shall vest and become exercisable with respect to 50% of the underlying shares upon the date of grant and 50% of the underlying shares immediately prior to the next annual shareholders' meeting following the date of grant (or, if an annual meeting of shareholders occurs within six months after the grant date, then immediately prior to the second annual shareholders' meeting after the date of grant), if the Recipient has remained a director from the grant date to such vesting time. Additional Options shall vest and become exercisable with respect to all underlying shares upon the earlier of (y) the first anniversary the grant date or (z) immediately prior to the annual meeting of shareholders of the Company next following the grant date, if the optionee has served as a director from the grant date to such earlier date. Notwithstanding the foregoing, however, Initial Options and Additional Options that have not vested and become exercisable at the time the optionee ceases to be a director shall terminate.

        4.04 EXERCISE. The exercise price for Non-employee Directors' Options shall be payable as set forth in Section 3.02(c). Non-employee Directors' Options shall be exercised in the manner provided in Section 3.02(e).

        4.05 TERM OF OPTIONS AND EFFECT OF TERMINATION. Notwithstanding any other provision of the Plan, no Non-employee Director's Option granted under the Plan shall be exercisable after the expiration of ten years from the effective date of its grant. In the event that


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

the recipient of any Non-employee Directors' Options granted under the Plan shall cease to be a director of the Company, (a) all Original Options and Initial Options granted under this plan to such recipient shall be exercisable, to the extent already exercisable at the date such recipient ceases to be a director and regardless of the reason the recipient ceases to be a director, for a period of 365 days after that date (or, if sooner, until the expiration of the option according to its terms), and shall then terminate; and (b) all Additional Options granted under this Plan to such recipient shall be exercisable, to the extent already exercisable at the date such recipient ceases to be a director, for a period of 365 days after that date (or, if sooner, until the expiration of the option according to its terms) if he or she ceases to be a director because of death or permanent disability, or for a period of 90 days after that date (or, if sooner, until the expiration of the option according to its terms) if he or she ceases to be a director for any other reason, and shall then terminate. In the event of the death of an optionee while such optionee is a director of the Company or within the period after termination of such status during which he or she is permitted to exercise an option, such option may be exercised by any person or persons designated by the optionee on a beneficiary designation form adopted by the Plan administrator for such purpose or, if there is no effective beneficiary designation form on file with the Company, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the option directly from the optionee by his or her will or the applicable laws of descent and distribution.

                                    ARTICLE V
                             CORPORATE TRANSACTIONS

        5.01 ANTI-DILUTION ADJUSTMENTS. The number of shares of Common Stock available for issuance upon exercise of Awards granted under the Plan, the number of shares for which each Award can be exercised, and the exercise price per share of Awards shall be appropriately and proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of issued and outstanding shares of capital stock of the Company effected without receipt of consideration by the Company. No fractional interests will be issued under the Plan resulting from any such adjustments. The preceding sentence shall not result in an adjustment to the terms of an Incentive Stock Option unless such adjustment either (a) would not cause the Option to lose its status as an Incentive Stock Option or (b) is agreed to in writing by the Committee and the Recipient.

        5.02 REORGANIZATIONS; MERGERS; CHANGES IN CONTROL. Subject to the other provisions of this Section 5.02, if the Company shall consummate any reorganization or merger or consolidation in which holders of shares of the Company's Common Stock are entitled to receive in respect of such shares any other consideration (including, without limitation, a different number of such shares), each Award outstanding under the Plan exercisable for Common Stock shall thereafter be exercisable, in accordance with the Plan, only for the kind and amount of securities, cash and/or other property receivable upon such reorganization or merger or consolidation by a holder of the same number of shares of Common Stock as are subject to that Award immediately prior to such reorganization or merger or consolidation, and any appropriate adjustments will be made to the exercise price thereof. In addition, if a Change in Control (as defined below) occurs and in connection with such Change in Control any Recipient's employment with the Company is terminated, then subject to the terms of any written employment agreement between the Company and the Recipient and the specific terms of any Award, such Recipient shall have the right to exercise or receive the full benefit of his or her Awards granted under the Plan in whole or in part during the applicable time period provided in Section 3.02(g) without regard to any vesting or performance requirements or other milestones.

For purposes hereof, but without limitation, a Recipient's employment with the Company will be deemed to have been terminated in connection with a Change of Control if (i) the Recipient is removed from his or her employment with the Company by or resigns his or her employment with the Company upon request of a Person (as defined in paragraph (a) below) exercising practical voting control over the Company following the Change in Control or a person acting upon authority or at the instruction of such Person, or (ii) the Recipient's position is eliminated as a result of a reduction in force within 150 days after the consummation of the Change in Control. In addition, if a Change in Control occurs and in connection with such Change in Control any recipient of a Non-employee Director's Option granted under the Plan ceases to be a director of the Company or its successor, then such recipient shall have the right to exercise his or her Non-Employee Director's Options granted under the Plan in whole or in part during the applicable time period provided in Section 4.05 without regard to any vesting requirements. For purposes hereof, but without limitation, a director will be deemed to have ceased to be a director of the Company or its successor in connection with a Change in Control if such director
(i) is removed by or resigns upon request of a Person (as defined in paragraph
(a) below) exercising practical voting control over the Company following the Change in Control or a person acting upon authority or at the instruction of such Person, or (ii) is willing and able to continue as a director of the Company or its successor but is not re-elected to or retained on the Company's board of directors by the Company's shareholders through the shareholder vote or consent action for election of directors that precedes and is taken in connection with, or next follows, the Change in Control, and is not elected or appointed to the board of directors of the successor. For purposes hereof, a "CHANGE IN CONTROL" means the following and shall be deemed to occur if any of the following events occur:

        (a) Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding the Company, its subsidiaries, any employee benefit or stock ownership plan of the Company or its subsidiaries, and any shareholder of the Company who, together with such shareholder's Affiliates, owned at least 25% of the Common Stock prior to the effective date of the Plan ("affiliate" being defined for such purpose as an entity controlled by or under common control with such shareholder), and also excluding an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a "Person"), becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

        (b) Individuals who, as of the effective date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board; or

        (c) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than

                (i) a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

                (ii) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

        (d) Approval by the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.

        5.03 DETERMINATION BY THE COMMITTEE. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all of any part of its business or assets.